UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2025
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Amendment to Offer Letter between Sleep Number Corporation and Linda Findley, appointing her as President, Chief Executive Officer and Director

On March 5, 2025, Sleep Number Corporation (the “Company”) announced that the Board of Directors unanimously appointed Linda Findley to the position of President and Chief Executive Officer and Board member, effective as of April 7, 2025. Ms. Findley accepted the appointment on March 3, 2025. The details of Ms. Findley’s offer letter (the “Offer Letter”) were set forth in a current report on Form 8-K filed on March 5, 2025.

After the Offer Letter was executed, but prior to Ms. Findley’s start date and the grant date under her equity inducement awards, the Company reported its financial results for 2024 and provided details of its financial outlook. The Company’s stock price declined significantly on and after the date of that report. Because Ms. Findley’s inducement grant of equity was to be based, in some circumstances, on the stock price on the grant date (which was subsequent to the stock price decline), Ms. Findley, the Compensation Committee and the independent Directors recognized that the inducement grant as originally structured would create more dilution than they anticipated at the time the Offer Letter was executed.

The Company and Ms. Findley entered into an amendment to the Offer Letter (the “Amendment”), effective March 31, 2025, to restructure the inducement grant, in the interests of shareholders, by using a notional share price based on the average closing price in 2024 to calculate the number of shares to be granted, adding additional performance metrics to the vesting conditions and as a multiplier on some of the equity awards and providing for a cash sign-on bonus, a portion of which Ms. Findley will use to purchase the Company’s stock in the open market subject to the Company’s Insider Trading Policy.

The Amendment changes the terms of the inducement grant from a “special, one-time long-term incentive grant with a total value of $10,000,000” to a special, one-time long-term inducement grant of 724,114 shares of common stock of the Company with a notional share value of $13.81 (average 2024 share price), which will be granted on April 15, 2025 (the “Amended Inducement Grant”) subject to the terms of the Company's 2020 Equity Incentive Plan, as amended, and applicable award agreements and adds a cash sign-on bonus, the first half net proceeds of which will be used to buy shares of the Company on the open market subject to the Company’s Insider Trading Policy, as further set forth below and in the attached Amendment.

•362,057 shares in a time-vested restricted stock unit award with a stock performance modifier that vests in three equal installments on each anniversary from the date of grant;
•181,028 shares in a performance stock unit award vesting on the third anniversary of the date of grant with the number of shares to be earned based on actual Company performance for fiscal years 2025 to 2027 and the Company’s relative total shareholder return;
•181,029 shares in a time-vested restricted stock unit award that vests in three equal installments on each anniversary from the date of grant;
•The same provisions as were previously announced continue to apply to the Amended Inducement Grant award agreements (not applicable to future grants), including:
◦All grants are subject to continued employment and the terms of the respective award agreements;
◦Added a one-year non-compete clawback provision that is not otherwise present in award agreements for Minnesota residents; and
◦Added accelerated vesting clause providing that in the event of a qualifying termination within the first three years of employment, the PSUs will be accelerated pro rata to the termination date and RSUs pro rata to the termination date plus one year of accelerated vesting commensurate with the one year noncompete;
•The parties also agreed to add a new sign-on cash bonus of $2,500,000 (less applicable withholdings), which will be paid in three installments: first installment of $1,250,000 on April 15, 2025, the second installment of $625,000 on April 15, 2026, and the third installment of $625,000 on April 15, 2027, subject to continued employment; provided, however, that Ms. Findley agrees to use the net proceeds of the first installment to buy, or enter into a trading plan to buy, shares of common stock of the Company on the open market during the first open trading window where Ms. Findley is able to do so consistent with the Company’s Insider Trading Policy. Notwithstanding the foregoing, in the event of a qualifying termination, any remaining installments shall be accelerated and paid within thirty days subject to a six month delay in payment only if necessary to avoid adverse tax consequences under Section 409A.

The foregoing description of the amendment to Ms. Findley's offer letter is a summary of the material terms, and is qualified in its entirety by reference to the Linda Findley Amendment to Offer Letter filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1	Linda Findley Amendment to Offer Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: March 31, 2025	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President, Chief Legal and Risk Officer